                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE
                              ---------------------

Contact:          Investors:

                  Douglas Altschuler
                  General Counsel / Compliance Officer
                  T: 212-824-3100
                  F: 212-824-3240
                  E-mail : douglas.altschuler@eyetech.com
                  www.eyetech.com


                FDA ANNOUNCES ADVISORY COMMITTEE MEETING DATE FOR
                    MACUGEN(TM)(pegaptanib sodium injection)

NEW YORK, May 26, 2004 - Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye, has learned today that the Food and Drug Administration has announced the forthcoming meeting of a public advisory committee of the FDA to discuss the new drug application 21-756, pegaptanib sodium injection (proposed trade name, Macugen) by Eyetech Pharmaceuticals, Inc., indicated for the treatment of exudative (wet) age-related macular degeneration to held on August 27, 2004 at 8:00 AM EDT at FDA in Rockville, Maryland.

About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of the wet form of age-related macular degeneration and a phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in our Securities and Exchange Commission filings. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements. Source: Eyetech Pharmaceuticals, Inc.